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                                                                   EXHIBIT 99.3
                                                                   ------------


SUMMIT TECHNOLOGY, INC.
21 HICKORY DRIVE
WALTHAM, MASSACHUSETTS 02451
(781) 890-1234

For Immediate Release

       FDA PANEL RECOMMENDS APPROVAL OF SUMMIT LASER FOR WIDEST RANGES OF
                        MYOPIA AND ASTIGMATISM WITH LASIK

            --FINAL APPROVAL PENDING FOR STATE-OF-THE-ART TECHNIQUE--

     Waltham, Massachusetts, July 26, 1999 - Summit Technology, Inc. (NASDAQ
Symbol: BEAM) announced today that the Food and Drug Administration (FDA) Ophthalmic Advisory Panel on July 23, 1999 recommended approval of the Company's PMA (Pre-Market Approval) application for treatment of high myopia and high astigmatism with LASIK using the Summit Apex Plus Excimer Laser Workstation. The Panel recommended approval of the Summit system for up to 14.0 diopters (D) of nearsightedness as well as an extended astigmatism range of up to 5.0 diopters. Final acceptance of the Panel's recommendation by the FDA would result in Summit having approval to treat the highest range of nearsightedness and astigmatism in the industry. The Panel also recommended that the treatment ranges be made available to persons 18 years of age or older. Summit is currently approved for those older than age 21; this extension would expand the reach of Summit physicians across the country, allowing them to treat more patients. The FDA usually accepts the Panel's recommendations.

     The Panel also endorsed the LASIK technique for treatment within these expanded ranges. LASIK (laser-assisted in-situ keratomileusis) is a technique that is already being widely practiced by a high percentage of refractive surgeons and is gaining increasing acceptance because of high success rates, minimal patient discomfort and low complication levels. During the procedure, a skilled surgeon uses a special device called a microkeratome to create a thin flap of tissue, about a third of the thickness of the


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cornea. Next, the laser is applied to resculpt the corneal surface beneath the flap. Finally, the flap is repositioned over the treated area.

     "We are extremely pleased with the Panel's recommendation. In addition to the LASIK recommendation, the range of treatments available to surgeons using our Apex Plus system will approximately double for myopic patients when approved by the FDA. Every such approval increases our ability to compete and to succeed in the very dynamic and exciting laser vision correction market," said Robert J. Palmisano, Chief Executive Officer of Summit Technology. "We thank the Summit physicians and study coordinators who participated in the clinical trials for their dedication and strong commitment to this effort," he added.

     The following table depicts the increased ranges that will be available to Summit customers and their patients following final FDA approval.

------------------------------------------------------------------------
                                   CURRENTLY         UPON FDA APPROVAL
                                   ---------         -----------------
------------------------------------------------------------------------
Myopia                                 7.0D                 14.0D
------------------------------------------------------------------------
Astigmatism                           +4.0D                  5.0D
                             (with some limitations)
------------------------------------------------------------------------
Age                                     21                    18
------------------------------------------------------------------------
Lower range of treatment               1.0D                  0.0D
------------------------------------------------------------------------

     "The LASIK technique has revolutionized refractive eye surgery," said
Dan Durrie, M.D. of Hunkeler Eye Centers, Kansas City, MO, who was a medical monitor of the clinical studies and a presenter on Summit's behalf to the Panel. "This procedure often provides immediate visual results with little or no discomfort, resulting in a high degree of patient satisfaction."

     Founded in 1985, Summit Technology is a leading developer, manufacturer and marketer of ophthalmic laser systems and related products designed to correct common vision disorders such as nearsightedness, farsightedness and astigmatism. In 1995, Summit was the first excimer laser company to receive FDA approval for its excimer laser system for the correction of mild to moderate myopia in the U.S. Autonomous, a wholly owned subsidiary, is engaged in the design and development of next generation excimer laser instruments for laser refractive surgery. The Company's LADARVision


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system combines laser radar eye tracking with narrow beam shaping technology.
In addition, through its wholly-owned subsidiary, Lens Express, Summit sells contact lenses and related products.

     Cautionary Statement under "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this report contain information about the Company's future business prospects. These statements may be considered "forward-looking". These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Among these risks and uncertainties are: competition from other manufacturers and vision correction technologies, delays in obtaining regulatory approvals, challenges to patents owned and licensed by the Company affecting per procedure revenues and adverse litigation results. For additional information and risks associated with the Company's business prospects, and future operating results, please refer to Summit's annual report on Form 10-K for the year ended December 31, 1998.

For more information contact:
Kate Sturgis Burnham
Director, Investor Relations & Corporate Communications
Summit Technology, Inc.
(781) 672-0517
kate.burnham@sum-tech.com